                                                            EXHIBIT 23



                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59687) pertaining to the IMC-Agrico MP, Inc. Profit Sharing and Savings Plan formerly known as the Investment Plan for Salaried Employees of IMC-Agrico MP, Inc. of our report dated May 7, 1999, with respect to the financial statements and supplemental schedules of the IMC-Agrico MP, Inc. Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




Chicago, Illinois                               Ernst & Young, LLP
June 25, 1999